UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

EVANS BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3815 S. Main Street, Santa Ana, CA	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 708-0082

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2016, Evans Brewing Company, Inc. (the “Company”) executed a note (the “Note”) in favor of Michael Rapport in connection with Mr. Rapport’s loan of $250,000 to the Company on July 27, 2016. Mr. Rapport is currently the Chief Executive Officer of the Company, a director and chairman of the Board of Directors (the “Board”), and the largest stockholder of the Company. The transaction was approved by the Board on July 27, 2016, including by the disinterested members thereof.

The Note has a term of one year and is repayable by the Company at any time without penalty. The note is unsecured and accrues interest at a rate of 4% per annum. The Company’s management currently intends that the Note will be repaid after sufficient funds are received in connection with the Company’s delivery of a put notice, and the closing of the investment required thereby, pursuant to the terms of that certain Equity Purchase Agreement with Kodiak Capital Group, LLC, dated June 24, 2016, the terms of which have been previously disclosed.

The information set forth above is qualified in its entirety by reference to the actual terms of the Note attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Note executed by the Company in favor of Michael Rapport, dated as of July 27, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BREWING COMPANY, INC.
(Registrant)

Dated: July 28, 2016	/s/ MICHAEL J. RAPPORT
Michael J. Rapport, Chief Executive Officer

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